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                                                                  Exhibit (j)(1)



        Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our reports dated February 19, 2008 on the financial statements of the RiverSource Variable Portfolio - Balanced Fund, RiverSource Variable Portfolio - Cash Management Fund, RiverSource Variable Portfolio - Core Equity Fund, RiverSource Variable Portfolio - Diversified Bond Fund, RiverSource Variable Portfolio - Diversified Equity Income Fund, RiverSource Variable Portfolio - Emerging Markets Fund (to be known as Threadneedle Variable Portfolio -- Emerging Markets Fund), RiverSource Variable Portfolio - Fundamental Value Fund (to be known as RiverSource Partners Variable Portfolio -- Fundamental Value Fund), RiverSource Variable Portfolio - Global Bond Fund, RiverSource Variable Portfolio - Global Inflation Protected Securities Fund, RiverSource Variable Portfolio - Growth Fund, RiverSource Variable Portfolio - High Yield Bond Fund, RiverSource Variable Portfolio - Income Opportunities Fund, RiverSource Variable Portfolio - International Opportunity Fund (to be known as Threadneedle Variable Portfolio -- International Opportunity Fund), RiverSource Variable Portfolio - Large Cap Equity Fund, RiverSource Variable Portfolio - Large Cap Value Fund, RiverSource Variable Portfolio - Mid Cap Growth Fund, RiverSource Variable Portfolio - Mid Cap Value Fund, RiverSource Variable Portfolio - S&P 500 Index Fund, RiverSource Variable Portfolio - Select Value Fund (to be known as RiverSource Partners Variable Portfolio -- Select Value Fund), RiverSource Variable Portfolio - Short Duration U.S. Government Fund, RiverSource Variable Portfolio - Small Cap Advantage Fund, RiverSource Variable Portfolio - Small Cap Value Fund (to be known as RiverSource Partners Variable Portfolio -- Small Cap Value Fund) of the RiverSource Variable Series Trust included in the Annual Reports for the year ended December 31, 2007, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 3 to the Registration Statement (Form N-1A, No. 333-146374) of the RiverSource Variable Series Trust.


                                               /s/Ernst & Young LLP

Minneapolis, Minnesota
April 24, 2008